UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PARK CITY GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	37-1454128
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

3160 Pinebrook Road; Park City, Utah	84098
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock, par value $0.01 per share	NYSE Amex LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  N/A

Securities to be registered pursuant to Section 12(g) of the Act: N/A

FORM 8-A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This Registration Statement on Form 8-A is being filed to register the common stock, par value $0.01 per share (the “Common Stock”), of Park City Group, Inc., a Nevada corporation (the “Company”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with the listing of the Common Stock on the NYSE Amex LLC (the “NYSE Amex”).  The Company anticipates that the listing of the Common Stock will commence trading on the NYSE Amex at the opening of trading on the NYSE Amex on November 2, 2010 under the symbol “PCYG”.

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities required by this Item is contained under the heading "Description of Securities" in our Registration Statement on Form SB-2, File No. 333-145087, originally filed with the Securities and Exchange Commission on August 3, 2007, as amended to date and including any other amendments to such Registration Statement made prior to the effective date (collectively, the "Registration Statement"). Such part of the Registration Statement is incorporated herein by reference.

Item 2. Exhibits.

Because no other securities of the registrant are registered on the NYSE Amex LLC, and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, no exhibits are required to be filed with this Form 8-A.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PARK CITY GROUP, INC.

Date: October 29, 2010

	By:	/s/ David Colbert
	Name:	David Colbert
	Title:	Chief Financial Officer